Exhibit 23.2






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-8 and the Post-Effective Amendment to the Registration Statement (Form S-8 No. 333-65789) pertaining to the Dollar General Corporation 401(k) Savings and Retirement Plan, of our report dated October 5, 2001, with respect to the financial statements of the Dollar General Corporation 401(k) Savings and Retirement Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2000.



/s/ Grant Thornton LLP


Atlanta, Georgia
January 15, 2003